DYNASIL CORPORATION OF AMERICA
                    AMENDMENT TO AGREEMENT OF EMPLOYMENT

     THIS AGREEMENT is dated as of June 15, 2007 and amends the Agreement of Employment executed August 21, 2006 and effective October 2, 2006 (the "Original Agreement") by and between DYNASIL CORPORATION OF AMERICA, a New Jersey corporation (the "Company"), and MEGAN SHAY ("Employee").

     WHEREAS, the Original Agreement contemplated that the parties could mutually agree that Employee's time commitment pursuant to the Original Agreement could be reduced from full-time to part-time six months after the Closing Date;

     WHEREAS, the transition contemplated by the Original Agreement has not occurred as contemplated; and

     WHEREAS, the Company and the Employee wish to amend the Original Agreement to reflect Employee's agreement to work on a full-time basis during the period from April 1, 2007 to September 30, 2007 (the "Full-Time Employment Extension Period").

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Company and Employee agree that notwithstanding Paragraph 2(a) of the Original Agreement, Employee shall devote her full time and skills to the conduct of the Company's and EMF's businesses during the Full-Time Employment Extension Period.

     2. In consideration of Employee's agreement pursuant to Paragraph 1 above, the Company will pay the Employee an additional $25,000 for the Full-Time Extension Period. At Employee's election, the $25,000 may be paid to Employee either during the Full-Time Extension Period or by adding the $25,000 to the amounts owed to Employee by EMF with respect to obligations owed to Employee for periods prior to the Effective Date. In the event that Employee works less than full time during the Full-Time Extension Period, then a mutually agreeable method will be developed to prorate the amount of the $25,000 which is paid.

     3. Capitalized terms not defined herein have the meanings given in the Original Agreement.

     4. The obligation for payment as outlined in paragraph 2 shall survive the expiration of the original employment agreement.

     5. Unless specifically amended herein, all terms, conditions and provisions of the Original Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to Agreement of Employment as of the date first above written.

                                   DYNASIL CORPORATION OF AMERICA
                                   By:  _______________
                                        Craig T. Dunham
                                        President and CEO

                                   EMPLOYEE:
                                        _______________
                                        Megan Shay